                    As filed with the Securities and Exchange
                         Commission on December 13, 2001
                                                  Registration No. 333-72670
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        =================================

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        =================================

                               THE MONY GROUP INC.
             (Exact name of Registrant as specified in its charter)

             Delaware                                  13-3976138
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)
                                  1740 Broadway
                            New York, New York 10019
               (Address, including zip code and telephone number,
             including area code of Registrant's principal offices)

                               Bart Schwartz, Esq.
                                  1740 Broadway
                            New York, New York 10019
                                 (212) 708-2000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, checking the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_] __________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     This post-effective amendment has been filed for the purpose of refiling in complete form the Agreement and Plan of Merger dated as of October 8, 2001 previously filed in redacted form as Exhibit 2.1 to this Registration
Statement.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution
-------

              Securities and Exchange Commission registration fee    $ 4,665
              Fees and expenses of  transfer agent                     5,000
              NYSE Additional listing fee                              3,500
              Accountant's fees and expenses                           5,000
              Legal fees and expenses                                 10,000
              Blue Sky fees and expenses                               5,000
              Printing                                                 3,000
              Miscellaneous                                            2,000
                                                                     -------
                   Total                                             $38,165

     The foregoing items, except for the Securities and Exchange Commission registration fee, are estimated. The Registrant will pay all of the above expenses. All expenses of the offering, other than selling discounts, commissions and legal fees and expenses incurred separately by the selling stockholders, will be paid by the Registrant.

Item 15. Indemnification of Directors and Officers
-------

     The Registrant is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law as to indemnification by the Registrant of its officers and directors. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The Amended and Restated By-Laws of the Registrant, as amended (the " Registrant's By-Laws"), provide for indemnification of any person who was or is a director, officer, employee or agent of the Registrant or was serving in such capacity at another entity at the Registrant's request (each, an "Indemnified Person"), and is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether derivative or not. Indemnification continues as to an Indemnified Person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of an Indemnified Person. The By-Laws also authorize indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as well as the advancement of expenses to an Indemnified Person. The indemnification provisions in the By-Laws are non-exclusive and allow the Registrant to indemnify by agreement or vote of stockholders or disinterested directors.

     Article Eighth of the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides for the indemnification of the Registrant's directors in accordance with the Delaware General Corporation Law, and includes, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of the Registrant's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members.

     The directors and officers of the Registrant are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act of 1933, as amended, that might be incurred by them in such capacities.

Item 16. Exhibits
-------


  Exhibit
  Number         Description
  -------        -----------
     2.1         Agreement and Plan of Merger dated as of October 8, 2001 by and among The MONY Group Inc., The Advest Group, Inc., LAM
                 Acquisition Corp, Lebenthal & Co., Inc. and certain other parties.*

     3.1    -    Amended and Restated Certificate of Incorporation of the
                 Registrant dated November 3, 1998 (incorporated by reference to
                 Exhibit 3.1 of the Registrant's Registration Statement on Form
                 S-1, as amended, File No. 333-63835).

     3.2    -    Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration
                 Statement on Form S-1, as amended, File No. 333-63835).

     3.3    -    Amendment to the Amended and Restated By-Laws of the Registrant
                 (incorporated by reference to Exhibit 3.3 to the Registrant's
                 Annual Report on Form 10-K for the year ended December 31,
                 1998, File No. 1-14603).

     5.1    -    Opinion of Bart Schwartz, Senior Vice President and General
                 Counsel of the Registrant, as to legality of securities being registered.**

    23.1    -    Consent of PricewaterhouseCoopers LLP.*

    23.2    -    Consent of Bart Schwartz, Senior Vice President and General
                 Counsel of the Registrant (included in Exhibit 5.1).

    24.1    -    Power of Attorney of the Officers and Directors (included on page II-4 of the Registration Statement as filed on November 1, 2001).

---------------------
*  Filed herewith.
** Previously filed.


Item 17. Undertakings
-------

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of December, 2001.

                          THE MONY GROUP INC.

                              /s/ Richard Daddario
                          By: --------------------------------------------------
                              Richard Daddario
                              Executive Vice President and Chief Financial
                              Officer

                                POWER OF ATTORNEY



         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the 13th day of December, 2001.

        Signature                                 Title
        ---------                                 -----

           *                        Chairman of the Board, Chief Executive
------------------------            Officer and Director (Principal Executive
    Michael Isor Roth               Officer)

/s/ Richard Daddario                Executive Vice President and Chief Financial
------------------------            Officer (Principal Financial Officer)
    Richard Daddario

           *                        Vice President and Controller (Principal
------------------------            Accounting Officer)
    Larry Cohen

           *                        Director
------------------------
    Tom Hans Barrett

           *                        Director
------------------------
    David Lincoln Call

             *                      Director
-------------------------------
    Glen Robert Durham

             *                      Director
-------------------------------
    James Bernard Farley

             *                      President, Chief Operating Officer and
-------------------------------     Director
    Samuel Joseph Foti

             *                      Director
-------------------------------
    Robert Holland, Jr.

             *                      Director
-------------------------------
    James Lawrence Johnson

             *                       Director
-------------------------------
    Frederick Wilkinson Kanner

             *                      Director
-------------------------------
    Robert Raymond Kiley

             *                      Executive Vice President, Chief Investment
-------------------------------     Officer and Director
    Kenneth Marc Levine

             *                      Director
-------------------------------
    Jane Cahill Pfeiffer

             *                      Director
-------------------------------
    Thomas Charles Theobald


*By: /s/ Bart Schwartz
    ---------------------------
         Bart Schwartz
         Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
Number           Description
-------          -----------

  2.1 Agreement and Plan of Merger dated as of October 8, 2001 by and among The MONY Group Inc., The Advest Group, Inc., LAM Acquisition Corp, Lebenthal & Co., Inc. and certain other parties.*

  3.1     -      Amended and Restated Certificate of Incorporation of the
                 Registrant dated November 3, 1998 (incorporated by reference to
                 Exhibit 3.1 of the Registrant's Registration Statement on
                 Form S-1, as amended, File No. 333-63835).

  3.2     -      Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration
                 Statement on Form S-1, as amended, File No. 333-63835).

  3.3     -      Amendment to the Amended and Restated By-Laws of the Registrant
                 (incorporated by reference to Exhibit 3.3 to the Registrant's
                 Annual Report on Form 10-K for the year ended December 31,
                 1998, File No. 1-14603).

  5.1     -      Opinion of Bart Schwartz, Senior Vice President and General
                 Counsel of the Registrant, as to legality of securities being registered.**

 23.1     -      Consent of PricewaterhouseCoopers LLP.*

 23.2     -      Consent of Bart Schwartz, Senior Vice President and General
                 Counsel of the Registrant (included in Exhibit 5.1).

 24.1     -      Power of Attorney of the Officers and Directors (included on page II-4 of the Registration Statement as filed on November 1,
                 2001).

---------------
 *Filed herewith.
**Previously filed.